Exhibit 99.2

AMERICAN REALTY CAPITAL TRUST IV, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Consolidated Balance Sheets as of March 31, 2013 (Unaudited) and December 31, 2012	3
Consolidated Statements of Operations and Comprehensive Loss for the Three Months Ended March 31, 2013 and for the Period from February 14, 2012 (date of inception) to March 31, 2012 (Unaudited)	4
Consolidated Statement of Changes in Stockholders' Equity for the Three Months Ended March 31, 2013 (Unaudited)	5
Consolidated Statement of Cash Flows for the Three Months Ended March 31, 2013 and for the period from February 14, 2012 (date of inception) to March 31, 2012 (Unaudited)	6
Notes to Consolidated Financial Statements (Unaudited)	7

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements

AMERICAN REALTY CAPITAL TRUST IV, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$39,326	$13,365
Buildings, fixtures and improvements	161,868	54,483
Acquired intangible lease assets	24,875	8,930
Total real estate investments, at cost	226,069	76,778
Less: accumulated depreciation and amortization	(1,954)	(305)
Total real estate investments, net	224,115	76,473
Cash and cash equivalents	1,067,095	135,702
Investment securities, at fair value	61,600	—
Prepaid expenses and other assets	6,129	295
Receivable for issuances of common stock	169,097	4,273
Total assets	$1,528,036	$216,743

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$16,579	$1,516
Deferred rent	148	58
Distributions payable	6,619	1,159
Total liabilities	23,346	2,733
Preferred stock, $0.01 par value per share, 50,000,000 authorized, none issued and outstanding	—	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 69,390,423 and 10,378,736 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	694	104
Additional paid-in capital	1,522,650	218,404
Accumulated other comprehensive income	335	—
Accumulated deficit	(18,989)	(4,498)
Total stockholders' equity	1,504,690	214,010
Total liabilities and stockholders' equity	$1,528,036	$216,743

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL TRUST IV, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31, 2013	Period from February 14, 2012 (date of inception) to March 31, 2012
Revenues:
Rental income	$2,555	$—
Operating expense reimbursements	142	—
Total revenues	2,697	—

Operating expenses:
Property operating	145	—
Acquisition and transaction related	4,745	—
General and administrative	152	16
Depreciation and amortization	1,644	—
Total operating expenses	6,686	16
Operating loss	(3,989)	(16)
Other income:
Income from investments	633	—
Other income	113	—
Total other income	746	—
Net loss	$(3,243)	$(16)

Other comprehensive income:
Unrealized gain on investment securities, net	335	—
Comprehensive loss	$(2,908)	$(16)

Basic and diluted weighted-average shares outstanding	27,345,977	NM
Basic and diluted net loss per share	$(0.12)	NM
 ______________________
NM - not meaningful

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL TRUST IV, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Three Months Ended March 31, 2013
(In thousands, except share data)
(Unaudited)

	Common Stock
	Number of Shares	Par Value	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders' Equity
Balance, December 31, 2012	10,378,736	$104	$218,404	$—	$(4,498)	$214,010
Issuances of common stock	58,900,783	589	1,454,081	—	—	1,454,670
Common stock offering costs, commissions and dealer manager fees	—	—	(152,442)	—	—	(152,442)
Common stock issued through distribution reinvestment plan	109,571	1	2,602	—	—	2,603
Share-based compensation	1,333	—	5	—	—	5
Distributions declared	—	—	—	—	(11,248)	(11,248)
Net loss	—	—	—	—	(3,243)	(3,243)
Other comprehensive income	—	—	—	335	—	335
Balance, March 31, 2013	69,390,423	$694	$1,522,650	$335	$(18,989)	$1,504,690

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL TRUST IV, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2013	Period from February 14, 2012 (date of inception) to March 31, 2012
Cash flows from operating activities:
Net loss	$(3,243)	$(16)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	1,317	—
Amortization of intangibles	327	—
Amortization of above-market lease assets	5	—
Share-based compensation	5	—
Changes in assets and liabilities:
Prepaid expenses and other assets	(1,096)	—
Accounts payable and accrued expenses	1,218	16
Deferred rent	90	—
Net cash used in operating activities	(1,377)	—
Cash flows from investing activities:
Investment in real estate and other assets	(149,291)	—
Deposits for real estate acquisitions	(4,733)	—
Purchase of investment securities	(61,265)	—
Net cash used in investing activities	(215,289)	—
Cash flows from financing activities:
Payments of deferred financing costs	(5)	—
Proceeds from issuances of common stock	1,289,846	200
Payments of offering costs and fees related to stock issuances	(138,071)	(338)
Distributions paid	(3,185)	—
(Payments to) advances from affiliates, net	(526)	138
Net cash provided by financing activities	1,148,059	—
Net change in cash and cash equivalents	931,393	—
Cash and cash equivalents, beginning of period	135,702	—
Cash and cash equivalents, end of period	$1,067,095	$—

Supplemental Disclosures
Cash paid for taxes	$21	$—

Non-Cash Financing Activities:
Common stock issued through distribution reinvestment plan	$2,603	$—

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited)

Note 1 — Organization

American Realty Capital Trust IV, Inc. (the "Company"), incorporated on February 14, 2012, is a Maryland corporation that qualified as a real estate investment trust ("REIT") for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2012. On June 8, 2012, the Company commenced its initial public offering (the "IPO") on a "reasonable best efforts" basis of up to 60.0 million shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11, as amended (File No. 333-180274) (the "Registration Statement"), filed with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended. The Registration Statement also covers up to 10.0 million shares of common stock pursuant to a distribution reinvestment plan (the "DRIP") under which the Company's common stockholders may elect to have their distributions reinvested in additional shares of the Company's common stock. On September 10, 2012, the Company had raised proceeds sufficient to break escrow in connection with the IPO.

Until the first quarter following the Company's acquisition of at least $1.2 billion in total portfolio assets, the per share purchase price in the IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees), and shares issued under the DRIP will initially be equal to $23.75 per share, which is 95.0% of the initial offering price in the IPO. Thereafter, the per share purchase price will vary quarterly and will be equal to the Company's net asset value ("NAV") divided by the number of shares outstanding as of the end of business on the first day of each fiscal quarter after giving effect to any share purchases or repurchases effected in the prior quarter plus applicable commissions and fees, and the per share purchase price in the DRIP will be equal to NAV per share.

As of March 26, 2013, the Company had issued the entire 60.0 million shares of common stock registered in connection with its IPO, and as permitted, reallocated the remaining 10.0 million DRIP shares of common stock to the primary offering. Concurrent with such reallocation, on March 26, 2013, the Company registered an additional 10.0 million shares to be used under the DRIP pursuant to a registration statement on Form S-3, as amended (File No. 333-187552). As of March 31, 2013 the Company had 69.4 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP, and had received total proceeds of $1.7 billion, including proceeds from shares issued pursuant to the DRIP. As of March 31, 2013, the aggregate value of all issuances and subscriptions of common stock outstanding was $1.7 billion, based on a per share value of $25.00 (or $23.75 for shares issued pursuant to the DRIP). On April 15, 2013, the Company announced the close of the IPO following the successful achievement of its target equity raise of $1.7 billion, including proceeds from DRIP shares reallocated to the primary offering.

The Company was formed to primarily acquire a diversified portfolio of commercial properties, comprised primarily of freestanding single-tenant properties that are net leased to investment grade and other creditworthy tenants. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate on single-tenant net leased properties. The Company purchased its first property and commenced active operations in September 2012. As of March 31, 2013, the Company owned 113 properties with an aggregate purchase price of $226.1 million, comprised of 1.7 million rentable square feet which were 100.0% leased.

Substantially all of the Company's business is conducted through American Realty Capital Operating Partnership IV, L.P. (the "OP"), a Delaware limited partnership. The Company is the sole general partner and holds substantially all of the units of limited partner interests in the OP ("OP Units"). Additionally, American Realty Capital Trust IV Special Limited Partner, LLC (the "Special Limited Partner"), an entity wholly owned by AR Capital, LLC (the "Sponsor"), contributed $2,000 to the OP in exchange for 88 OP Units, which represents a nominal percentage of the aggregate OP ownership, and was admitted as a limited partner of the OP. The limited partner interests have the right to convert OP Units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock, as allowed by the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP's assets.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited)

The Company has no paid employees. American Realty Capital Advisors IV, LLC (the "Advisor") has been retained to manage the Company's affairs on a day-to-day basis. American Realty Capital Properties IV, LLC (the "Property Manager") serves as the Company's property manager. Realty Capital Securities (the "Dealer Manager") serves as the dealer manager of the IPO. The Advisor and Property Manager are wholly owned subsidiaries of, and the Dealer Manager is under common ownership with, the Sponsor, as a result of which they are related parties and each of which has received or may receive compensation, fees and other expense reimbursements for services related to the IPO and for the investment and management of the Company's assets. Such entities may receive fees during the offering, acquisition, operational and liquidation stages.

Note 2 — Summary of Significant Accounting Policies

The accompanying consolidated financial statements of the Company included herein were prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions to this Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for these interim periods. All intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the three months ended March 31, 2013 are not necessarily indicative of the results for the entire year or any subsequent interim period.

These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of December 31, 2012 and for the period from February 14, 2012 (date of inception) to December 31, 2012, which are included in the Company's Annual Report on Form 10-K filed with the SEC on March 8, 2013. There have been no significant changes to the Company's significant accounting policies during the three months ended March 31, 2013 other than the updates described below.

Reclassification

Certain reclassifications have been made to the prior period consolidated financial statements to conform to the current period presentation.

Recently Issued Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board ("FASB") issued guidance regarding disclosures about offsetting assets and liabilities, which requires entities to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance is effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented. The adoption of this guidance, which is related to disclosure only, did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In July 2012, the FASB issued revised guidance intended to simplify how an entity tests indefinite-lived intangible assets for impairment. The amendments will allow an entity first to assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. An entity will no longer be required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative test unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The adoption of this guidance did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2013, the FASB issued guidance which requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. The guidance is effective for annual and interim periods beginning after December 15, 2012 with early adoption permitted. The adoption of this guidance, which is related to disclosure only, did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited)

In February 2013, the FASB issued guidance clarifying the accounting and disclosure requirements for obligations resulting from joint and several liability arrangements for which the total amount under the arrangement is fixed at the reporting date. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2013. The Company does not expect the adoption of this guidance to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

Note 3 — Real Estate Investments

The following table presents the allocation of assets acquired and liabilities assumed during the three months ended March 31, 2013. There were no assets acquired or liabilities assumed during the period from February 14, 2012 (date of inception) to March 31, 2012:

Three Months Ended
(Dollar amounts in thousands)	March 31, 2013
Real estate investments, at cost:
Land	$25,961
Buildings, fixtures and improvements	107,385
Total tangible assets	133,346
Acquired intangibles:
In-place leases	15,945
Cash paid for acquired real estate investments, at cost	$149,291
Number of properties purchased	64

The following table reflects the number and related purchase prices of properties acquired during the period from February 14, 2012 (date of inception) to December 31, 2012 and for three months ended March 31, 2013:

Portfolio	Number of Properties	Base Purchase Price (1)
		(In thousands)
Period from February 14, 2012 (date of inception) to December 31, 2012	49	$76,778
Three Months Ended March 31, 2013	64	149,291
Total Portfolio as of March 31, 2013	113	$226,069
_____________________

(1)	Contract purchase price, excluding acquisition related costs.

The following table presents unaudited pro forma information as if the acquisitions during the three months ended March 31, 2013 had been consummated on February 14, 2012 (date of inception). Additionally, the unaudited pro forma net income (loss) was adjusted to reclassify acquisition and transaction related expense of $4.7 million from the three months ended March 31, 2013 to the period from February 14, 2012 (date of inception) to March 31, 2012:

(In thousands)	Three Months Ended March 31, 2013	Period from February 14, 2012 (date of inception) to March 31, 2012
Pro forma revenues	$2,978	$1,525
Pro forma net income (loss)	$1,566	$(3,009)

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited)

The following table presents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter for the properties the Company owned as of March 31, 2013. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

(In thousands)	Future Minimum Base Rent Payments
April 1, 2013 to December 31, 2013	$12,679
2014	17,042
2015	17,197
2016	17,344
2017	17,500
Thereafter	96,873
$178,635

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10.0% of total annualized rental income for all portfolio properties on a straight-line basis as of March 31, 2013. The Company did not own any properties as of March 31, 2012.

Tenant	March 31, 2013
RBS Citizens, N.A.	22.7%
SunTrust Banks, Inc.	21.5%
Dollar General Corporation	16.3%
Newell Rubbermaid Inc.	14.5%

The termination, delinquency or non-renewal of leases by one or more of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10.0% of annualized rental income on a straight-line basis as of March 31, 2013 and 2012.

The following table lists the states where the Company has concentrations of properties where annualized rental income on a straight-line basis represented greater than 10.0% of consolidated annualized rental income on a straight-line basis as of March 31, 2013. The Company did not own any properties as of March 31, 2012.

State	March 31, 2013
Ohio	16.1%
Pennsylvania	14.6%
Texas	12.2%

The Company owned properties in no other state that in total represented more than 10.0% of annualized rental income on a straight-line basis as of March 31, 2013 and 2012.

Note 4 — Investment Securities

As of March 31, 2013, the Company had investments in redeemable preferred stock and senior notes, accounted for as debt securities, with a fair value of $61.6 million. These investments are considered available-for-sale securities and therefore increases or decreases in the fair value of these investments are recorded in accumulated other comprehensive income as a component of equity on the consolidated balance sheet unless the securities are considered to be permanently impaired at which time the losses would be reclassified to expense.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited)

The following table details the unrealized gains and losses on investment securities as of March 31, 2013. The Company did not have any such investments as of December 31, 2012:

	March 31, 2013
(In thousands)	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Investment securities	$61,265	$446	$(111)	$61,600

The Company's preferred stock investments are redeemable at the respective issuer's option after five years from issuance. The senior notes have a weighted-average maturity of 29.6 years and a weighted-average interest rate of 5.6% as of March 31, 2013.

Note 5 — Fair Value of Financial Instruments

The Company determines fair value based on quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. This alternative approach also reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The guidance defines three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 — Unobservable inputs that reflect the entity's own assumptions about the assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Company expects that changes in classifications between levels will be rare.

The Company has investments in redeemable preferred stock and senior notes that are traded in active markets and therefore, due to the availability of quoted market prices in active markets, classified these investments as Level 1 in the fair value hierarchy.

The following table presents information about the Company's assets measured at fair value on a recurring basis as of March 31, 2013, aggregated by the level in the fair value hierarchy within which those instruments fall. There were no assets measured at fair value as of December 31, 2012:

(In thousands)	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
Investment securities	$61,600	$—	$—	$61,600

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited)

A review of the fair value hierarchy classification is conducted on a quarterly basis. Changes in the type of inputs may result in a reclassification for certain assets. There were no transfers between Level 1 and Level 2 of the fair value hierarchy during the three months ended March 31, 2013.

The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The fair value of short-term financial instruments such as cash and cash equivalents, restricted cash, other receivables, accounts payable and distributions payable approximates their carrying value on the consolidated balance sheets due to their short-term nature. The Company did not have any financial instruments that require such fair value disclosure as of March 31, 2013 and December 31, 2012.

Note 6 — Common Stock

As of March 31, 2013, the Company had 69.4 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP, and had received total proceeds of $1.7 billion.

On September 10, 2012, the Company's board of directors authorized and the Company declared, a distribution, which is calculated based on stockholders of record each day during the applicable period at a rate of $0.004520548 per day, based on a price of $25.00 per share of common stock. The Company's distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. The first distribution payment was made on November 1, 2012, relating to the period from October 13, 2012 (15 days after the date of the first property acquisition) through October 31, 2012. Distributions payments are dependent on the availability of funds. The board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distributions payments are not assured.

The following table summarizes the number of shares repurchased under the Company's Share Repurchase Program cumulatively through March 31, 2013:

	Number of Requests	Number of Shares	Average Price per Share
Cumulative repurchases as of December 31, 2012	2	3,160	$25.00
Three Months Ended March 31, 2013	—	—	$—
Cumulative repurchases as of March 31, 2013	2	3,160	$25.00

Note 7 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company or its properties.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited)

Note 8 — Related Party Transactions and Arrangements

As of March 31, 2013 and December 31, 2012, the Special Limited Partner, an entity wholly owned by the Sponsor, owned 8,888 shares of the Company's outstanding common stock.

Fees Paid in Connection with the IPO

The Dealer Manager receives fees and compensation in connection with the sale of the Company's common stock in the IPO. The Dealer Manager receives selling commissions of up to 7.0% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, the Dealer Manager receives up to 3.0% of the gross proceeds from the sale of common stock, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager may reallow its dealer-manager fee to such participating broker-dealers, based on such factors as the volume of shares sold by respective participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers. A participating broker-dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares (not including selling commissions and dealer manager fees) by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. If this option is elected, the dealer manager fee will be reduced to 2.5% of gross proceeds (not including selling commissions and dealer manager fees). The following table details total selling commissions and dealer manager fees incurred during the three months ended March 31, 2013 and payable to the Dealer Manager as of March 31, 2013 and December 31, 2012. There were no selling commissions or dealer manager fees incurred during the period from February 14, 2012 (date of inception) to March 31, 2012.

		Payable as of
(In thousands)	Three Months Ended March 31, 2013	March 31, 2013	December 31, 2012
Total commissions and fees from the Dealer Manager	$139,961	$14,484	$455

The Advisor and its affiliates have received and will receive compensation and reimbursement for services relating to the IPO. Effective March 1, 2013, the Company began utilizing transfer agent services provided by an affiliate of the Dealer Manager. All offering costs incurred by the Company or its affiliated entities on behalf of the Company are charged to additional paid-in capital on the accompanying consolidated balance sheets. The following table details offering costs and reimbursements incurred during the three months ended March 31, 2013 and payable to the Advisor and Dealer Manager as of March 31, 2013 and December 31, 2012. There were no offering costs or reimbursements incurred from the Advisor or Dealer Manager during the period from February 14, 2012 (date of inception) to March 31, 2012:

		Payable as of
(In thousands)	Three Months Ended March 31, 2013	March 31, 2013	December 31, 2012
Fees and expense reimbursements from the Advisor and Dealer Manager	$11,349	$438	$88

The Company is responsible for offering and related costs from the IPO, excluding selling commissions and dealer manager fees, up to a maximum of 1.5% of gross proceeds received from the IPO, measured at the end of the IPO. Offering costs in excess of the 1.5% cap as of the end of the offering are the Advisor's responsibility. As of March 31, 2013, cumulative offering and related costs, excluding selling commissions and dealer manager fees, were less than the 1.5% threshold.

The Advisor has elected to cap cumulative offering costs incurred by the Company, net of unpaid amounts, to 15.0% of gross common stock proceeds during the offering period. As of March 31, 2013, cumulative offering costs were $189.2 million. Cumulative offering costs, net of unpaid amounts, were less than the 15.0% threshold as of March 31, 2013.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited)

Fees Paid in Connection With the Operations of the Company

The Advisor receives an acquisition fee of 1.0% of the contract purchase price of each acquired property and 1.0% of the amount advanced for any loan or other investment and is reimbursed for acquisition costs incurred in the process of acquiring properties, which is expected to be approximately 0.6% of the contract purchase price. In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fees) payable with respect to a particular investment exceed 4.5% of the contract purchase price or 4.5% of the amount advanced for a loan or other investment. Once the proceeds from the IPO have been fully invested, the aggregate amount of acquisition fees and financing coordination fees shall not exceed 1.5% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.

If the Company's Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing, subject to certain limitations.

The Company paid the Advisor a fee of 0.75% per annum of average invested assets to provide asset management services.  Average invested assets is defined as the average of the aggregate book value of assets invested, directly or indirectly, in properties, mortgage loans and other debt financing investments and other real estate-related investments secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. However, the asset management fee was reduced by any amounts payable to the Advisor as an oversight fee, such that the aggregate of the asset management fee and the oversight fee did not exceed 0.75% per annum of average invested assets. Such asset management fee was payable on a monthly basis, at the discretion of the Company's board, in cash, common stock or restricted stock grants, or any combination thereof.  The asset management fee was reduced to the extent, if any, that the Company's funds from operations, as adjusted, during the six months ending on the last calendar quarter immediately preceding the date the asset management fee was payable was less than the distributions declared with respect to such six month period.

In connection with the asset management services provided by the Advisor, the Company issues and expects to issue (subject to periodic approval by the board of directors) to the Advisor performance-based restricted partnership units of the OP designated as "Class B Units," which are intended to be profits interests and will vest, and no longer be subject to forfeiture, at such time as: (x) the value of the OP's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the "economic hurdle"); (y) any one of the following occurs: (1) the termination of the advisory agreement by an affirmative vote of a majority of the Company's independent directors without cause; (2) a listing; or (3) another liquidity event; and (z) the Advisor is still providing advisory services to the Company (the "performance condition"). Such Class B Units will be forfeited immediately if: (a) the advisory agreement is terminated other than by an affirmative vote of a majority of the Company's independent directors without cause; or (b) the advisory agreement is terminated by an affirmative vote of a majority of the Company's independent directors without cause before the economic hurdle has been met.

The calculation of the asset management fees has also been revised to pay a fee equal to: (i) 0.1875% of the cost of the Company's assets (or the lower of the cost of the Company's assets and the applicable quarterly NAV multiplied by 0.1875%, once the Company begins calculating the NAV); divided by (ii) the value of one share of common stock as of the last day of such calendar quarter (or NAV per share, once the Company begins calculating the NAV). When and if approved by the board of directors, the Class B Units are expected to be issued to the Advisor quarterly in arrears pursuant to the terms of the OP agreement. As of March 31, 2013, the Company cannot determine the probability of achieving the performance condition. The value of issued Class B Units will be determined and expensed when the Company deems the achievement of the performance condition to be probable. The Advisor will receive distributions on unvested Class B Units equal to the distribution rate received on the Company's common stock. Such distributions on issued Class B Units are included in general and administrative expense in the consolidated statements of operations and comprehensive loss until the performance condition is considered probable to occur. In January 2013, the board of directors approved the issuance of 6,461 Class B Units in connection with this arrangement for asset management services performed during the three months ended December 31, 2012. No additional Class B Units were issued as of March 31, 2013. In May 2013, the board of directors approved the issuance of 18,989 Class B Units for asset management services performed during the three months ended March 31, 2013.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited)

Effective March 1, 2013, the Company entered into an agreement with the Dealer Manager to provide strategic advisory services and investment banking services required in the ordinary course of the Company's business, such as performing financial analysis, evaluating publicly traded comparable companies and assisting in developing a portfolio composition strategy, a capitalization structure to optimize future liquidity options and structuring operations. Strategic advisory fees are included in acquisition and transaction related expense on the consolidated statements of operations and comprehensive loss.

The following table details amounts incurred and forgiven during the three months ended March 31, 2013 and amounts contractually due as of March 31, 2013 and December 31, 2012 in connection with the operations related services described above. No such fees were incurred or forgiven during the period from February 14, 2012 (date of inception) to March 31, 2012:

	Three Months Ended March 31, 2013		Payable as of
(In thousands)	Incurred	Forgiven	March 31, 2013	December 31, 2012
One-time fees and reimbursements:
Acquisition fees and related cost reimbursements	$2,742	$—	$—	$12
Financing coordination fees	—	—	—	—
Other expense reimbursements	—	—	—	—
Ongoing fees:
Asset management fees (1)	—	—	—	—
Property management and leasing fees	—	—	—	—
Strategic advisory fees	920	—	920	—
Distributions on Class B Units	2	—	2	—
Total related party operation fees and reimbursements	$3,664	$—	$922	$12
_________________________________

(1)
In connection with the asset management services provided by the Advisor, the Company issues and expects to issue (subject to approval by the board of directors) to the Advisor restricted performance-based Class B Units for asset management services, which will be forfeited immediately if certain conditions occur.

The Company will reimburse the Advisor's costs of providing administrative services, subject to the limitation that it will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets, or (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or real estate commissions. No reimbursement was incurred from the Advisor for providing administration services during the three months ended March 31, 2013 or during the period from February 14, 2012 (date of inception) to March 31, 2012.

In order to improve operating cash flows and the ability to pay distributions from operating cash flows, the Advisor may elect to waive certain fees, including asset management fees. Because the Advisor may waive certain fees, cash flow from operations that would have been paid to the Advisor may be available to pay distributions to stockholders. The fees that may be forgiven are not deferrals and accordingly, will not be paid to the Advisor in cash. In certain instances, to improve the Company's working capital, the Advisor may elect to absorb a portion of the Company's general and administrative costs. The Advisor absorbed $0.2 million of general and administrative costs during the three months ended March 31, 2013. No such costs were absorbed by the Advisor during the period from February 14, 2012 (date of inception) to March 31, 2012.

As the Company's real estate portfolio matures, the Company expects cash flows from operations (reported in accordance with GAAP) to cover a significant portion of distributions and over time to cover the entire distribution. As the cash flows from operations become more significant, the Advisor and/or the Property Manager may discontinue their past practice of forgiving fees and may charge the full fees owed to them in accordance with the Company's agreements with such parties.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited)

Fees Paid in Connection with the Liquidation or Listing of the Company's Real Estate Assets

The Company will pay a brokerage commission on the sale of property, not to exceed the lesser of 2.0% of the contract sale price of the property and one-half of the total brokerage commission paid, if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 4.5% of the contract sales price and a reasonable, customary and competitive real estate commission, in light of the size, type and location of the property, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred during the three months ended March 31, 2013 or during the period from February 14, 2012 (date of inception) to March 31, 2012.

If the Company is not simultaneously listed on an exchange, the Company intends to pay a subordinated participation in the net sales proceeds of the sale of real estate assets of 15.0% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. The Company cannot assure that it will provide this 6.0% annual return but the Advisor will not be entitled to the subordinated participation in net sale proceeds unless the Company's investors have received an annual 6.0% cumulative, pre-tax, non-compounded return on their capital contributions plus the 100.0% repayment of capital committed by such investors. No such fees were incurred during the three months ended March 31, 2013 or during the period from February 14, 2012 (date of inception) to March 31, 2012.

The Company may pay the Advisor an annual subordinated performance fee calculated on the basis of the Company's total return to stockholders, payable annually in arrears, such that for any year in which the Company's total return on stockholders' capital exceeds 6.0% per annum, the Advisor will be entitled to 15.0% of the excess total return but not to exceed 10.0% of the aggregate total return for such year (which will take into account distributions and realized appreciation). This fee will be payable only upon the sale of assets, distributions or other event which results in the return on stockholders' capital exceeding 6.0% per annum. No subordinated performance fees were incurred during the three months ended March 31, 2013 or during the period from February 14, 2012 (date of inception) to March 31, 2012.

The Company may pay a subordinated incentive listing distribution of 15.0%, payable in the form of a non-interest bearing promissory note, of the amount by which the market value of all issued and outstanding shares of the Company's common stock plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded annual return to investors. The Company cannot assure that it will provide this 6.0% return but the Advisor will not be entitled to the subordinated incentive listing fee unless investors have received an annual 6.0% cumulative, pre-tax non-compounded return on their capital contributions plus the 100.0% repayment of capital committed by such investors. No such fees were incurred during the three months ended March 31, 2013 or during the period from February 14, 2012 (date of inception) to March 31, 2012. Neither the Advisor nor any of its affiliates can earn both the subordination participation in the net proceeds and the subordinated listing distribution.

Upon termination or non-renewal of the advisory agreement, the Advisor will receive distributions from the Company payable in the form of a non-interest bearing promissory note. In addition, the Advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Note 9 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company's common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited)

Note 10 — Share-Based Compensation

Stock Option Plan

On August 16, 2012, the board of directors approved the termination of the Company's stock option plan. Prior to such termination, the Company had authorized and reserved 0.5 million shares of common stock for issuance under the stock option plan. Such shares are no longer reserved.

Restricted Share Plan

The Company has an employee and director incentive restricted share plan (the "RSP"), which provides for the automatic grant of 1,333 restricted shares of common stock to each of the independent directors, without any further action by the Company's board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholders' meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20.0% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company's directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The fair market value of any shares of restricted stock granted under the RSP, together with the total amount of acquisition fees, acquisition expense reimbursements, asset management fees, financing coordination fees, disposition fees and subordinated distributions by the operating partnership payable to the Advisor, shall not exceed (a) 6.0% of all properties' aggregate gross contract purchase price, (b) as determined annually, the greater, in the aggregate, of 2.0% of average invested assets and 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3.0% of the contract sales price of all properties that the Company sells and (d) 15.0% of remaining net sales proceeds after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. Additionally, the total number of shares of common stock granted under the RSP shall not exceed 5.0% of the Company's authorized shares of common stock pursuant to the IPO and in any event will not exceed 3.0 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive shares of common stock from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient's employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of common stock shall be subject to the same restrictions as the underlying restricted shares. The following table reflects restricted share award activity for the three months ended March 31, 2013:

	Number of Shares of Common Stock	Weighted-Average Issue Price
Unvested, December 31, 2012	2,667	$22.50
Granted	1,333	22.50
Unvested, March 31, 2013	4,000	$22.50

The fair value of the shares is being expensed over the vesting period of five years. Compensation expense related to restricted stock was approximately $5,000 for the three months ended March 31, 2013. There were no restricted shares granted during the period from February 14, 2012 (date of inception) to March 31, 2012.

Other Share-Based Compensation

The Company may issue common stock in lieu of cash to pay fees earned by the Company's directors. There are no restrictions on the shares issued. There were no such shares of common stock issued in lieu of cash during the three months ended March 31, 2013 or during the period from February 14, 2012 (date of inception) to March 31, 2012.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited)

Note 11 — Net Loss Per Share

The following is a summary of the basic and diluted net loss per share computation for the three months ended March 31, 2013 and for the period from February 14, 2012 (date of inception) to March 31, 2012:

	Three Months Ended March 31, 2013	Period from February 14, 2012 (date of inception) to March 31, 2012
Net loss (in thousands)	$(3,243)	$(16)
Basic and diluted weighted-average shares outstanding	27,345,977	NM
Basic and diluted net loss per share	$(0.12)	NM
________________________
NM - not meaningful

The following common stock equivalents as of March 31, 2013 and 2012 were excluded from diluted net loss per share computations as their effect would have been antidilutive:

	March 31, 2013	March 31, 2012
Unvested restricted stock	4,000	—
OP Units	88	88
Class B Units	6,558	—
Total common stock equivalents	10,646	88

Note 12 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Quarterly Report on Form 10-Q, and determined that there have not been any events that have occurred that would require adjustments to disclosures in the consolidated financial statements except for the following transactions:

Sales of Common Stock

As of April 30, 2013, the Company had 70.2 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP. As of April 30, 2013, the aggregate value of all share issuances was $1.8 billion, based on a per share value of $25.00 (or $23.75 for shares issued under the DRIP).

Total capital, including sales from common stock and proceeds from shares issued pursuant to the DRIP, net of common stock repurchases, raised through April 30, 2013 is as follows:

Source of Capital (in thousands)	Inception to March 31, 2013	April 1 to April 30, 2013	Total
Common stock	$1,712,563	$20,333	$1,732,896

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2013
(Unaudited)

Acquisitions

The following table presents certain information about the properties that the Company acquired from April 1, 2013 to May 14, 2013:

(Dollar amounts in thousands)	Number of Properties	Base Purchase Price (1)	Rentable Square Feet
Portfolio as of March 31, 2013	113	$226,069	1,655,007
Acquisitions	59	273,848	1,935,360
Portfolio as of May 14, 2013	172	$499,917	3,590,367
_______________________________
(1) Contract purchase price, excluding acquisition related costs.

Purchase of Investment Securities

During April 2013, the Company purchased investment securities with an aggregate purchase price of $8.2 million.

Financing

On April 12, 2013, the Company entered into a $2.1 million mortgage note payable with Bank of Texas. The mortgage note has a five year term with an interest rate of 3.39%, which is fixed through the use of an interest rate hedging instrument. The mortgage note encumbers two properties.